                                                                    Exhibit 99.1





                      Statement of Chief Executive Officer

         Pursuant to Section 1350 of Title 18 of the United States Code





Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Joseph A. Esposito, the President and Chief Executive Officer of eResearchTechnology, Inc. (the "Company"), hereby certifies that:

     1. The Company's Form 10-K Annual Report for the period ended December 31, 2002 (the "Report") fully complies with the requirements of
          Section 13(a) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.







Dated:  March 14, 2003                    /s/ Joseph A. Esposito
                                          --------------------------------------
                                          Joseph A. Esposito,
                                          President and Chief Executive Officer